Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Inc. Announces Third Quarter 2025 Results

LONDON, U.K. November 7, 2025— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the third quarter ended September 28, 2025.

Third Quarter 2025 Highlights

•
Total revenues of $370.8 million, 11.2% year-over-year growth
•
Membership revenues grew to $122.7 million, a 14.3% increase year-over-year
•
In-House revenues of $126.1 million, up 4.5% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 2% higher year-over-year on a like-for-like basis
•
Other revenues of $122.0 million, up 15.8% year-over-year driven by strong growth in Scorpios and Soho Home
•
Net loss attributable to Soho House & Co Inc. was $18.7 million or $0.10 loss per share, inclusive of $14.0 million non-cash FX losses
•
Adjusted EBITDA was $53.8 million, an increase from $48.3 million in third quarter 2024

“Our third quarter results reflect the continued strength and appeal of Soho House,” said Andrew Carnie, CEO of Soho House & Co. “Total revenues grew 11% and Adjusted EBITDA was up 11%, demonstrating that our strategic priorities - enhancing member experience and improving operational efficiency – are delivering sustainable growth.”

“We’re investing in what matters most to our members — refreshing existing Houses such as Soho House West Hollywood, expanding our food and beverage offerings with new concepts including Nancy Silverton and Berenjak in Los Angeles, and providing events across our Clubs that only Soho House can do. As part of our experiential House strategy, we opened Soho Farmhouse Ibiza and transformed Soho Farmhouse in the UK with new fitness amenities including padel courts and our first Lazy Lab — a concept designed to support longevity and holistic wellbeing. We continue to see strong demand for our health and wellness offering and plan to expand Soho Health Clubs further.”

“Our results build on the positive momentum we’ve seen throughout the year, with year-to-date revenues up 9% and EBITDA up 47%. I’d like to thank our teams for their dedication and our members for their loyalty.”

Summary of Unaudited Financial Results for the Quarter Ended September 28, 2025

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	September 28, 2025	September 29, 2024
	(Unaudited)
Total revenues	$370,750	$333,368
Membership revenues	122,702	107,394
In-House revenues	126,088	120,658
Other revenues	121,960	105,316
Operating income (loss)	(6,004)	37,884
House-Level Contribution(1)	67,428	60,835
House-Level Contribution margin (%)(1)	28%	28%
Other Contribution(1)	36,021	27,064
Other contribution margin (%)(1)	27%	24%
Net income (loss) attributable to SHCO	(18,708)	175
Adjusted EBITDA	53,774	48,281
Adjusted EBITDA margin (%)(1)	15%	14%
Weighted average Class A and Class B Shares outstanding (basic)	195,238	194,515
Weighted average Class A and Class B Shares outstanding (diluted)	195,238	195,485
Basic income (loss) per share	$(0.10)	$0.00
Diluted income (loss) per share	$(0.10)	$0.00

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

We delivered the following highlights against our strategic priorities in the third quarter

1. Grow and Enhance Membership

•
Key initiatives continue to improve member experience and service in our Houses, as illustrated by high member satisfaction scores

2. Operational Excellence to Drive Profitability

•
We achieved third quarter 2025 Adjusted EBITDA of $53.8 million, with Adjusted EBITDA margin of 15%
•
Like-for-like Food & Beverage margins at our Houses improved compared to the third quarter 2024
•
Focus on driving accommodation performance resulted in 2% RevPAR growth in the third quarter 2025 versus the third quarter 2024

Membership Summary for the Quarter Ended September 28, 2025

	As of
	September 28, 2025	September 29, 2024
	(Unaudited)
Total Members	269,606	267,494
Soho House	213,830	208,078
Frozen Members	10,153	10,020
Soho Friends	49,845	53,235
Soho Works	5,931	6,181
Active App Users	217,106	212,993

	As of
	September 28, 2025	September 29, 2024
	(Unaudited)
Number of Soho Houses	46	45
The Americas	17	17
United Kingdom	14	14
Europe/RoW	15	14
Number of Soho House Members	213,830	208,078
The Americas	79,901	79,020
United Kingdom	72,921	72,777
Europe/RoW	46,892	44,402
All Other	14,116	11,879
Number of Other Members	55,776	59,416
The Americas	15,573	16,081
United Kingdom	33,072	35,630
Europe/RoW	7,131	7,705
Number of Total Members	269,606	267,494
Number of Active App Users	217,106	212,993

Memberships

•
Total Members grew 0.8% year-over-year to 269,606
•
Total Soho House Members grew 2.8% year-over-year to 213,830
•
Other Memberships including Soho Friends and Soho Works declined 6.1% year-over-year to 55,776 members.

Financing

•
SHCO ended third quarter 2025 with Cash, cash equivalents and restricted cash of $148 million

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to these measures as "non-GAAP financial measures". We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See below for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) of equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA, Share-based compensation expense, impairment of long-lived assets, and other applicable items. We believe that

Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses or other applicable items. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, general and administrative expenses, pre-opening expenses, foreign exchange gain/loss, Share-based compensation expense and other applicable items. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net income (loss) to Adjusted EBITDA for the 13 weeks ending September 28, 2025 and September 29, 2024 is set forth below:

	For the 13 Weeks Ended		Percent Change
	September 28, 2025	September 29, 2024	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(17,010)	$718	n/m	n/m
Depreciation and amortization	26,649	26,017	2%	0%
Interest expense, net	22,560	20,658	9%	7%
Income tax expense (benefit)	(10,891)	18,026	n/m	n/m
EBITDA	21,308	65,419	(67)%	(68)%
(Gain) Loss on sale of property and other, net	(26)	236	n/m	n/m
Share of income of equity method investments	(637)	(1,754)	(64)%	(65)%
Foreign exchange (gain) loss, net (2)	14,048	(39,591)	n/m	n/m
Share of equity method investments adjusted EBITDA	2,779	2,367	17%	15%
Share-based compensation expense	3,505	3,513	(0)%	(2)%
Operational reorganization and severance expense(3)	1,711	4,023	(57)%	(58)%
Expenses related to ERP implementation(4)	4,276	—	n/m	n/m
Expenses related to the evaluation of certain strategic transactions(5)	6,810	—	n/m	n/m
Impairment of long-lived assets and intangible assets(6)	—	14,068	n/m	n/m
Adjusted EBITDA	$53,774	$48,281	11%	9%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Foreign exchange (gain) loss, net reflects non-cash re-valuation of our non-USD debt.
3.
Expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams.
4.
During the 13 weeks ended September 28, 2025, the Company incurred certain expenses related to the planned ERP system implementation.
5.
Primarily relating to third party advisory expenses incurred by the Company and its independent special committee in respect of the evaluation of certain strategic transactions.
6.
During the 13 weeks ended September 29, 2024, the Company recognized $14 million of impairment losses on long-lived assets (comprised of $11 million in respect of Operating lease assets and $3 million of Property and equipment, net), of which $13 million is in respect of Soho Works North America and less than $1 million relates to a UK restaurant site.

A reconciliation of Operating income (loss) to House-Level Contribution & Other Contribution for the 13 weeks ending September 28, 2025 and September 29, 2024 is set forth below:

	For the 13 Weeks Ended
	September 28, 2025	September 29, 2024	Change %	September 29, 2024 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(6,004)	$37,884	n/m	$36,127	n/m
General and administrative	48,209	39,672	22%	40,592	19%
Pre-opening expenses	3,484	2,561	36%	2,620	33%
Depreciation and amortization	26,649	26,017	2%	26,620	0%
Share-based compensation	3,505	3,513	(0)%	3,594	(2)%
Foreign exchange (gain) loss, net	14,048	(39,591)	n/m	(40,509)	n/m
Loss on impairment of long-lived assets and intangible assets	—	14,068	n/m	14,394	n/m
Other, net	13,558	3,775	n/m	3,863	n/m
Non-House membership revenues	(9,151)	(8,427)	9%	(8,622)	6%
Other revenues	(121,960)	(105,316)	16%	(107,387)	14%
Other operating expenses	95,090	86,679	10%	88,689	7%
House-Level Contribution	$67,428	$60,835	11%	$59,981	12%
Operating income (loss) margin	(2)%	11%		11%
House-Level contribution margin	28%	28%		28%

	For the 13 Weeks Ended
	September 28, 2025	September 29, 2024	Change %	September 29, 2024 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$(6,004)	$37,884	n/m	$36,127	n/m
General and administrative	48,209	39,672	22%	40,592	19%
Pre-opening expenses	3,484	2,561	36%	2,620	33%
Depreciation and amortization	26,649	26,017	2%	26,620	n/m
Share-based compensation	3,505	3,513	(0)%	3,594	(2)%
Foreign exchange (gain) loss, net	14,048	(39,591)	n/m	(40,509)	n/m
Loss on impairment of long-lived assets and intangible assets	—	14,068	n/m	14,394	n/m
Other, net	13,558	3,775	n/m	3,863	n/m
House membership revenues	(113,551)	(98,967)	15%	(100,078)	13%
In-House revenues	(126,088)	(120,658)	5%	(122,375)	3%
In-House operating expenses	172,211	158,790	8%	162,472	6%
Total Other Contribution	$36,021	$27,064	33%	$27,320	32%
Operating income (loss) margin	(2)%	11%		11%
Other Contribution Margin	27%	24%		24%

1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.

Condensed Consolidated Statements of Operations (Unaudited) for the 13 weeks ended September 28, 2025 and September 29, 2024:

	For the 13 Weeks Ended
(in thousands, except for per share data)	September 28, 2025	September 29, 2024
Revenues
Membership revenues	$122,702	$107,394
In-House revenues	126,088	120,658
Other revenues	121,960	105,316
Total revenues	370,750	333,368
Operating expenses
In-House operating expenses	(172,211)	(158,790)
Other operating expenses	(95,090)	(86,679)
General and administrative expenses	(48,209)	(39,672)
Pre-opening expenses	(3,484)	(2,561)
Depreciation and amortization	(26,649)	(26,017)
Share-based compensation	(3,505)	(3,513)
Foreign exchange gain (loss), net	(14,048)	39,591
Loss on impairment of long-lived assets and intangible assets	—	(14,068)
Business interruption proceeds, net	—	—
Other, net	(13,558)	(3,775)
Total operating expenses	(376,754)	(295,484)
Operating income (loss)	(6,004)	37,884
Other (expense) income
Interest expense, net	(22,560)	(20,658)
Gain (loss) on sale of property and other, net	26	(236)
Share of income of equity method investments	637	1,754
Total other expense, net	(21,897)	(19,140)
Income (loss) before income taxes	(27,901)	18,744
Income tax (expense) benefit	10,891	(18,026)
Net income (loss)	(17,010)	718
Net loss attributable to non-controlling interests	(1,698)	(543)
Net income (loss) attributable to Soho House & Co Inc.	$(18,708)	$175
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$(0.10)	$0.00
Diluted	(0.10)	0.00
Weighted average shares outstanding
Basic	195,238	194,515
Diluted	195,238	195,485

Condensed Consolidated Statements of Cash flows (Unaudited) for the 39 weeks ended September 28, 2025 and September 29, 2024

	For the 39 Weeks Ended
(in thousands)	September 28, 2025	September 29, 2024
Cash flows from operating activities
Net income (loss)	$14,631	$(71,345)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	74,052	76,642
Non-cash share-based compensation	7,046	13,923
Deferred tax expense (benefit)	(8,679)	(1,609)
(Gain) loss on sale of property and other, net	(82)	62
Loss on impairment of long-lived assets	2,102	14,068
Loss on impairment of intangible assets	—	4,710
Share of (income) loss of equity method investments	(3,253)	(3,645)
Amortization of debt issuance costs	2,248	1,897
PIK interest	31,828	21,683
Distributions from equity method investees	575	796
Foreign exchange (gain) loss, net	(54,878)	(28,937)
Changes in assets and liabilities:
Accounts receivable	4,570	(12,553)
Inventories	(8,392)	(3,701)
Operating leases, net	421	(4,769)
Other operating assets	(12,712)	(5,299)
Deferred revenue	(6,053)	(2,778)
Accounts payable and accrued and other liabilities	55,333	63,649
Net cash provided by operating activities	98,757	62,794
Cash flows from investing activities
Purchase of property and equipment	(75,343)	(55,833)
Purchase of intangible assets	(18,085)	(12,237)
Investments in equity method investees	(16,500)	—
Property and casualty insurance proceeds received	8,069	—
Repayment of capital investment from equity method investee	—	10,695
Net cash used in investing activities	(101,859)	(57,375)
Cash flows from financing activities
Repayment of borrowings	(7,199)	(1,226)
Proceeds from borrowings	—	1,105
Principal payments on finance leases	(323)	(289)
Distributions to non-controlling interests	(3,621)	(3,697)
Purchase of treasury stock	—	(17,396)
Net cash (used in) provided by financing activities	(11,143)	(21,503)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	6,181	1,599
Net (decrease) increase in cash and cash equivalents, and restricted cash	(8,064)	(14,485)
Cash, cash equivalents and restricted cash
Beginning of period	156,318	161,106
End of period	$148,254	$146,621

Condensed Consolidated Statements of Cash flows (Unaudited) for the 39 weeks ended September 28, 2025 and September 29, 2024 (Continued):

	For the 39 Weeks Ended
(in thousands)	September 28, 2025	September 29, 2024
Cash, cash equivalents and restricted cash are comprised of:
Cash and cash equivalents	$142,490	$142,816
Restricted cash	5,764	3,805
Cash, cash equivalents and restricted cash as of September 28, 2025 and September 29, 2024	$148,254	$146,621
Supplemental disclosures:
Cash paid for interest, net of capitalized interest	$25,144	$25,034
Cash paid for income taxes	7,268	3,768
Supplemental disclosures of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	26,999	71,691
Acquisitions of property and equipment under finance leases	80,245	179
Prepaid capital expenditures	6,338	6,338
Accrued capital expenditures	15,976	10,173
Equity investment obtained in exchange for accounts receivable balance	9,019	-

Condensed Consolidated Balance Sheets as of September 28, 2025 (Unaudited) and December 29, 2024:

	As of
(in thousands, except for par value and share data)	September 28, 2025	December 29, 2024
Assets
Current assets
Cash and cash equivalents	$142,490	$152,716
Restricted cash	5,764	3,602
Accounts receivable, net	68,317	78,890
Inventories	65,268	54,419
Prepaid expenses and other current assets	123,386	98,774
Total current assets	405,225	388,401
Property and equipment, net	724,977	598,270
Operating lease assets	1,176,597	1,135,810
Goodwill	208,433	195,295
Other intangible assets, net	107,554	102,610
Equity method investments	41,277	13,217
Deferred tax assets	14,682	5,306
Other non-current assets	5,479	4,603
Total non-current assets	2,278,999	2,055,111
Total assets	$2,684,224	$2,443,512
Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable	$90,603	$75,987
Accrued liabilities	132,755	98,482
Current portion of deferred revenue	136,064	134,360
Indirect and employee taxes payable	48,557	33,889
Current portion of debt, net of debt issuance costs	31,797	34,618
Current portion of operating lease liabilities - sites trading less than one year	3,092	371
Current portion of operating lease liabilities - sites trading more than one year	63,435	57,078
Other current liabilities	58,327	39,377
Total current liabilities	564,630	474,162
Debt, net of current portion and debt issuance costs	704,032	656,868
Property mortgage loans, net of debt issuance costs	137,828	137,385
Operating lease liabilities, net of current portion - sites trading less than one year	27,820	90,081
Operating lease liabilities, net of current portion - sites trading more than one year	1,300,749	1,210,637
Finance lease liabilities	162,514	77,255
Financing obligation	77,024	76,900
Deferred revenue, net of current portion	25,603	23,697
Deferred tax liabilities	2,394	2,286
Other non-current liabilities	30,534	23,699
Total non-current liabilities	2,468,498	2,298,808
Total liabilities	$3,033,128	$2,772,970

Condensed Consolidated Balance Sheets as of September 28, 2025 (Unaudited) and December 29, 2024 (Continued):

	As of
(in thousands, except for par value and share data)	September 28, 2025	December 29, 2024
Shareholders’ equity
Class A common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,694,634 shares issued and 54,067,339 outstanding as of September 28, 2025 and 66,359,217 shares issued and 52,731,922 outstanding as of December 29, 2024; Class B common stock, $0.01 par value, 500,000,000 shares authorized, 141,500,385 shares issued and outstanding as of September 28, 2025 and December 29, 2024	$2,092	$2,079
Additional paid-in capital	1,252,038	1,246,584
Accumulated deficit	(1,525,155)	(1,539,500)
Accumulated other comprehensive income	(1,207)	35,174
Treasury stock, at cost; 13,627,295 shares as of September 28, 2025 and December 29, 2024	(79,396)	(79,396)
Total shareholders’ deficit attributable to Soho House & Co Inc.	(351,628)	(335,059)
Non-controlling interest	2,724	5,601
Total shareholders’ deficit	(348,904)	(329,458)
Total liabilities and shareholders’ equity	$2,684,224	$2,443,512

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022.

New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as Membership revenues plus In-House revenues less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the Non-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

ADJUSTED OTHER REVENUES. Adjusted Other Revenues is defined as Other Revenues plus non-House Membership Revenues.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2025, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended December 29, 2024 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at September 28, 2025 of 46 Soho Houses, 8 Soho Works, Scorpios Beach Clubs in Mykonos and Bodrum, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)